UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2015

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the Federal Housing Finance Agency informed the Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to a special pay adjustment for Mark E. Yardley, FHLBank’s Executive Vice President and Chief Risk Officer. The special pay adjustment, approved by FHLBank’s Compensation Committee on March 26, 2015, is based on a recalculation of Mr. Yardley’s payment pursuant to FHLBank’s 2012-2014 Transitional Long Term Incentive Plan (TLTIP). Pursuant to the TLTIP, Mr. Yardley was to receive a target Base Award Opportunity of 25% of his eligible base salary. Upon evaluating Mr. Yardley’s payment pursuant to the terms of the TLTIP and Mr. Yardley’s other incentive opportunities, the Compensation Committee determined Mr. Yardley’s target Base Award Opportunity pursuant to the TLTIP should have been 30% of Mr. Yardley’s eligible base salary. As a result, the Compensation Committee approved a one-time payment to Mr. Yardley in the amount of $19,196.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

April 24, 2015	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel